EXHIBIT 17


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                 You May Authorize A Proxy Vote By Telephone At
              [ 1-800- ], By Visiting [www. ] Or By Returning This
                       Proxy Card In The Enclosed Envelope
                         The Advisors' Inner Circle Fund
           This Proxy Is Solicited On Behalf Of The Board Of Trustees

By signing and dating the lower portion of this card, you authorize the proxies to vote each applicable proposal as marked or, if not marked, to vote "For" each applicable proposal and to use their discretion to vote any other matter as may properly come before the Special Meeting of Shareholders schedule to be held on March 15, 2007 ("Meeting") or and adjournment or postponement of the Meeting. Whether or not you intend to personally attend the Meeting, please authorize a proxy by telephone, Internet or by completing and mailing this card in the enclosed envelope.

The Undersigned Hereby Appoints [    ] And [    ] As Proxies, Acting By A
Majority Of Those Present, Each With The Full Power To Appoint A Substitute, And Hereby Authorizes Them To Represent And To Vote, As Designated Below, All The Shares Of The Applicable Fund Held Of Record By The Undersigned On January 14, 2007, At The Meeting Or Any Adjournment Or Postponement Of The Meeting.

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PROPOSAL  1(a): To approve the  reorganization  of the Large Cap Equity Core
Fund in  accordance  with an Agreement  and Plan of  Reorganization  and the
transactions   it   contemplates,   as  described  in  the  enclosed   Proxy
Statement/Prospectus.
(ONLY RECORD DATE SHAREHOLDERS OF THE LARGE CAP EQUITY CORE FUND)

[ ] For             [ ] Against         [ ] Abstain

PROPOSAL 1(b): To approve the reorganization of the Mid Cap Value Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, including the Investment Advisory Agreement and Investment Sub-Advisory Agreement, as described in the enclosed Proxy Statement/Prospectus.
(ONLY RECORD DATE SHAREHOLDERS OF THE MID CAP VALUE FUND)

[ ] For             [ ] Against         [ ] Abstain

PROPOSAL 1(c): To approve the reorganization of the Intermediate-Term Bond Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, as described in the enclosed Proxy Statement/Prospectus.
(ONLY RECORD DATE SHAREHOLDERS OF THE INTERMEDIATE-TERM BOND FUND)

[ ] For             [ ] Against        [ ] Abstain

PROPOSAL 1(d): To approve the reorganization of the Georgia Municipal Bond Fund in accordance with an Agreement and Plan of Reorganization and the transactions it contemplates, including the Investment Advisory Agreement and Investment Sub-Advisory Agreement, as described in the enclosed Proxy Statement/Prospectus.
(ONLY RECORD DATE SHAREHOLDERS OF THE GEORGIA MUNICIPAL BOND FUND)

[ ] For             [ ] Against        [ ] Abstain


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Proposal 2: The  transaction  of such other  business as may  properly  come before the Meeting.  In the discretion of the named proxies.
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[Insert registration, shares and control number]




If you wish to authorize a proxy vote by Internet or telephone, please have the control number listed above available. If you wish to authorize a proxy vote by mail, please complete the card, sign below and return this card in the envelope provided.



NOTE:  Please  sign  exactly as your  name(s)  appear on
this   card.    Joint    owners    should    each   sign
individually.  Corporate  proxies  should  be  signed in
full   corporate   name   by  an   authorized   officer.
Fiduciaries should give full titles.

________________________________
Signature


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Signature of Joint Owner, if any


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Date



If you authorize a proxy vote by mail, you may first wish to make a copy of this card for your own records.